This page being  Prudential Long-Short Equity
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 0.


EXPENSES (Negative answers are allowed For the period covered by this form on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $ 0

 Z) Net investment income ------------------------------ $  0

 AA) Realized capital gains ------------------------$  0

 BB) Realized capital losses -----------------------$  0

  CC) 1. Net unrealized appreciation during the period --- $  0

  2. Net unrealized depreciation during the period --- $  0

  DD) 1. Total income dividends for which record date
 passed during the period ------------------------ $  0

2. Dividends for a second class of open-end
 company shares -----------------------------------$  0

  EE) Total capital gains distributions for which
  record date passed during the period --------------- $  0
73. Distributions per share for which record date passed during the period:
 NOTE: Show in fractions of a cent if so declared.
" A) 1. Dividends from net investment income $0.000
"  2. Dividends for a second class of open-end
  company shares $0.000
 B) Distribution of capital gains ---------------$0.0000
 C) Other distributions --------------------------------- $ 0.0000
  SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 0.
 Condensed balance sheet data:
As of the end of current reporting

period (000's omitted except for per

share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased --------------- $  0
 P) Amounts owed to affiliated persons ------------------------- $  0
 Q) Senior long-term debt -------------------------------------- $  0
 R) Other liabilities:1. Reverse repurchase agreements---------- $  0
  2. Short sales --------------------------- $  0
  3. Written options ----------------------- $  0
  4. All other liabilities ----------------- $  0

 S) Senior equity -----------------------------------------------$  0
 T) Net assets of common shareholders ---------------------------$  0
 U) 1. Number of shares outstanding -----------------------------$ 0
  2. Number of shares outstanding of a second class of shares of open-end company ---------------------------------------  0
" V) 1. Net asset value per share(to nearest cent)$11.37

 2. Net asset value per share of a second class of open-end
" company shares (to nearest cent) $11.17, 11.44
 W) Mark-to-market net asset value per share
  for money market funds only (to 4 decimals) -----------------$ 0.0000
 X) Total number of shareholder accounts ------------------------$  0
 Y) Total value of assets in segregated accounts ----------------$ 0 SCREEN NUMBER: 36


Because the electronic format for filing Form
N-SAR does not provide
"adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.